Exhibit 32.2

Written Statement of the Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Financial Officer of LMF Acquisition Opportunities Inc. (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the annual period ended December 31, 2020 as filed with the Securities and Exchange Commission on March 31, 2021 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard Russell
March 31, 2021	Richard Russell
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this document has been provided to LMF Acquisition Opportunities Inc. and will be retained by LMF Acquisition Opportunities Inc. and furnished to the Securities and Exchange Commission or its staff upon request.